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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 5, 1998, relating to the financial statements and financial highlights appearing in the August 31, 1998 Annual Reports to Shareholders of Schwab Short/Intermediate Tax-Free Bond Fund, Schwab Long-Term Tax-Free Bond Fund, Schwab California Short/Intermediate Tax-Free Bond Fund, Schwab California Long-Term Tax-Free Bond Fund, Schwab Short-Term Bond Market Index Fund and Schwab Total Bond Market Index Fund (all portfolios of Schwab Investments), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Management of the Trust" in the Statements of Additional Information.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
October 28, 1998